                                                                     EXHIBIT 3.1

                          FORM OF AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                    PGT, INC.

                  Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware

         PGT, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

      1. The name of the Corporation is PGT, Inc. The Corporation was originally incorporated under the name JLL Window Holdings, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on December 16, 2003.

      2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors"), and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

      3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

      4. The text of the Certificate of Incorporation is restated in its entirety as follows:

            FIRST: The name of the Corporation is PGT, Inc. (hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL as set forth in Title 8 of the Delaware Code.

            FOURTH: (1) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 210,000,000 of which the Corporation shall have authority to issue 200,000,000 shares of Common Stock, each having a par value of $0.01 per share, and 10,000,000 shares of Preferred Stock, each having a par value of $0.01 per share.

            (2) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

                  (a) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

                  (b) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock, or property of the Corporation when, as, and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  (c) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the

      Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

                  (d) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

            (3) Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

            (4) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

            FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to, or repeal the By-Laws of the Corporation.

            (3) The Board of Directors shall consist of not less than 3 nor more than 13 members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide.

            (4) The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2007 Annual Meeting; the term of the initial Class II directors shall terminate on the date of the 2008 Annual Meeting; and the term of the initial Class III directors shall terminate on the date of the 2009 Annual Meeting. At each Annual Meeting of Stockholders beginning in 2007, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

            (5) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any director may resign at any time in accordance with the By-Laws.

            (6) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless otherwise expressly provided by the terms of such class or series of Preferred Stock.

            (7) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of this Certificate to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Certificate, shall be limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Clause (7) of Article FIFTH shall not adversely affect any limitation on the personal liability or any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            (8) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-

      Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such By- Laws had not been adopted.

            SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            SEVENTH: Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may be called by either the Chairman of the Board of Directors, if there be one, or the Chief Executive Officer, if there be one, and shall be called by any officer at the request in writing of
(i) the Board of Directors, or (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. The ability of the stockholders to call a Special Meeting of Stockholders is hereby specifically denied.

            EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual or Special Meeting of Stockholders of the Corporation, and the ability of the stockholders to consent in writing without a meeting to the taking of any action is hereby specifically denied.

            NINTH: (1) Certain Acknowledgments. In recognition and anticipation that: (i) the partners, principals, directors, officers, members, managers and/or employees of JLL Partners, Inc. ("JLL") may serve as directors and/or officers of the Corporation, (ii) JLL and its affiliates may engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its subsidiaries may engage in material business transactions with JLL and its affiliates and that the Corporation is expected to benefit therefrom, the provisions of this ARTICLE NINTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve JLL and its partners, principals, directors, officers, members, managers, employees, and/or affiliates and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

            (2) Competition and Corporate Opportunities. JLL and its affiliates shall not have any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. In the event that JLL acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself or any of its affiliates and the Corporation or any of its subsidiaries, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity, and JLL shall not have any duty to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another person, including one of its affiliates.

            (3) Allocation of Corporate Opportunities. In the event that a director or officer of the Corporation who is also a partner, principal, director, officer, member, manager and/or employee of JLL acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its subsidiaries and JLL or its affiliates, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a director or officer of the Corporation.

            (4) Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE NINTH, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or is one in which the Corporation has no interest or reasonable expectancy.

            (5) Agreements and Transactions with JLL. In the event that JLL or any of its affiliates enters into an agreement or transaction with the Corporation or any of its subsidiaries, a director or officer of the Corporation who is also a partner, principal, director, officer, member, manager and/or employee of JLL, shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:

            (a) (i) Such transaction is entered into with an affiliate of JLL in the ordinary course of business of the Corporation or its subsidiary or

                  (ii) At the time the parties entered into the transaction, such agreement or transaction was fair to the Corporation or subsidiary thereof, and was made on terms that were no less favorable to the Corporation than could have been obtained from a bona-fide third party; and either

                        (x) The agreement or transaction was approved, after being made aware of the material facts of the relationship between each of the Corporation or subsidiary thereof and JLL or any of its affiliates, and the material terms and facts of the agreement or transaction, by (A) an affirmative vote of a majority of the members of the Board of Directors who are not persons or entities with a material financial interest in the agreement or transaction ("Interested Persons") or (B) an affirmative vote of a majority of the members of a committee of the Board of Directors consisting of members who are not Interested Persons; or

                        (y) The agreement or transaction was approved by an affirmative vote of a majority of the shares of the Corporation's Common Stock entitled to vote, excluding JLL and any Interested Person; provided that if no Common Stock is then outstanding a majority of the voting power of the

Corporation's capital stock entitled to vote, excluding JLL and any Interested Person, as applicable.

            (6) Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE NINTH.

            (7) Termination of this Article. This ARTICLE NINTH shall terminate automatically and become void, without any further action by the Corporation, at such time as JLL and its affiliates collectively own less than 15.0% in the aggregate of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors.

            TENTH: The Corporation shall not be governed by the provisions of
Section 203 of the DGCL.

            ELEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article ELEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article ELEVENTH.

            The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article ELEVENTH to directors and officers of the Corporation.

            The rights to indemnification and to the advancement of expenses conferred in this Article ELEVENTH shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors, pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise.

            Any repeal or modification of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee, or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

            TWELFTH: Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws to the contrary, any provision in the By-Laws that provides for more than a majority vote for any action may only be amended or repealed by a supermajority vote equal to the supermajority vote called for in such provision.

            THIRTEENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of (i) at least sixty-six and two-thirds percent (66.67 %) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change, or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH and ELEVENTH of this Amended and Restated Certificate of Incorporation, and (ii) at least 85% of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of ARTICLE NINTH hereof or this Article THIRTEENTH.

            FOURTEENTH: If any provision in this Amended and Restated Certificate of Incorporation is determined to be invalid, void, illegal, or unenforceable, the remaining provisions of this Amended and Restated Certificate of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired, or invalidated.

            IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf this ___ day of _______ 2006.

                                            PGT, INC.

                                            _____________________________
                                            Name:
                                            Title: